As filed with the Securities and Exchange Commission on March 15, 2019.
File No. 333-210658

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATURAL HEALTH TRENDS CORP.
(Exact name of Registrant as Specified in its Charter)
Units 1205-07, 12F
Mira Place Tower A
132 Nathan Road, Tsimshatsui
Kowloon, Hong Kong
(Address of Registrant’s Principal Executive Offices)

Natural Health Trends Corp. 2016 Equity Incentive Plan
(Full title of the plan)

Delaware (State or other jurisdiction of incorporation or organization)	59-2705336 (I.R.S. Employer Identification No.)
Timothy S. Davidson
Senior Vice President & Chief Financial Officer
609 Deep Valley Drive
Suite 395
Rolling Hills Estates, California 90274
(310) 541-0888
(Name, address and telephone number of agent for service of process)
Copies to:
John McKnight
Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Deregistration of Securities

Natural Health Trends Corp. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-210658), filed and effective on April 8, 2016 (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.

The Registration Statement pertained to the offer and sale of shares of common stock, $0.001 par value per share, issuable under the Registrant’s 2016 Equity Incentive Plan.

Signatures
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Hills Estates, State of California, on this 15th day of March, 2019. The following person is signing this Post-Effective Amendment on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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